Exhibit 5.4
Gregg P. Barnard
E-MAIL: gbarnard@woodburnandwedge.com
DIRECT DIAL: (775) 688-3025
August 20, 2010
Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89146
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Nevada Power Company, a Nevada corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-3, as filed under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof (as amended, the “Registration Statement”) relating to the registration of a presently indeterminate aggregate principal amount of (i) the Company’s General and Refunding Mortgage Securities as described in the Registration Statement (the “G&R Debt Securities”); (ii) the Company’s Debt Securities as described in the Registration Statement (the “Debt Securities”) (iii) Trust Preferred Securities as described in the Registration Statement (the “Trust Preferred Securities”); and (iv) Guarantees of Trust Preferred Securities as described in the Registration Statement (the “Guarantees”). The G&R Debt Securities may be issued from time to time pursuant to the General and Refunding Mortgage Indenture, dated as of May 1, 2001 between the Company and The Bank of New York Mellon Trust Company (as successor trustee to The Bank of New York), as Trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of May 1, 2001 and as amended and supplemented by that certain Second Supplemental Indenture, dated as of October 1, 2001 (as so supplemented and amended, the “Indenture”) and an officer’s certificate or supplemental indenture, as described in the Indenture, establishing the form and terms of the G&R Debt Securities. The Debt Securities may be issued from time to time pursuant to one or more newly established indentures between the Company and a trustee to be identified therein (each a “New Indenture”). The Trust Preferred Securities may be issued from time to time by newly formed trusts pursuant to a declaration of trust to be qualified as an indenture under the Trust Indenture Act of 1939 (the “Trust Indentures”) and the Guarantees may be issued in connection with any such Trust Preferred Securities pursuant to such guarantee agreements (each a “Guarantee Agreement”) that may be entered into by the Company.

Nevada Power Company
August 20, 2010

     We have reviewed the Registration Statement and originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination and review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.
     Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we advise you as follows:
     1. The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.
     2. The G&R Debt Securities will be validly issued and constitute the legal, valid and binding obligations of the Company, to the extent that Nevada law governs such issues, when:
(a)	the G&R Debt Securities are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“G&R Authorizing Resolutions”) approving the pricing, terms and conditions of the issuance and sale of the new G&R Debt Securities;

(b)	the Public Utilities Commission of Nevada (the “PUCN”) has duly and validly issued appropriate orders authorizing the issuance and sale of the G&R Debt Securities;

(c)	the G&R Debt Securities are issued and delivered in accordance with (i) the provisions of the Indenture, including delivery of an officer’s certificate or supplemental indenture, the due authentication of the G&R Debt Securities by the Trustee and the execution and delivery by the Company and the Trustee of all requisite documentation pursuant to the Indenture, (ii) the Company’s Restated Articles of Incorporation and Bylaws, (iii) the G&R Authorizing Resolutions, (iv) appropriate orders issued by the PUCN, and (v) the Registration Statement;

(d)	compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

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August 20, 2010

(e)	the Company has received the consideration provided for in the applicable G&R Authorizing Resolutions.
     3. The Debt Securities will be validly issued and constitute the legal, valid and binding obligations of the Company, to the extent that Nevada law governs such issues, when:
(a)	the New Indenture under which the Debt Securities shall be issued has been duly authorized by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company, approving the terms and conditions of the applicable New Indenture and such New Indenture has been entered into, executed and delivered by the Company and trustee identified therein and that such New Indenture constitutes the valid, binding and enforceable obligation of the Company and trustee named therein;

(b)	the Debt Securities are specifically authorized for issuance by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Debt Securities Authorizing Resolutions”) approving the pricing, terms and conditions of the issuance and sale of the new Debt Securities;

(c)	the PUCN has duly and validly issued appropriate orders authorizing the issuance and sale of the Debt Securities;

(d)	the Debt Securities are issued and delivered in accordance with (i) the provisions of the applicable New Indenture, including delivery of an officer’s certificate or supplemental indenture, the due authentication of the Debt Securities by the trustee and the execution and delivery by the Company and the trustee of all requisite documentation pursuant to the applicable New Indenture, (ii) the Company’s Restated Articles of Incorporation and Bylaws, (iii) the Debt Securities Authorizing Resolutions, (iv) appropriate orders issued by the PUCN, and (v) the Registration Statement;

(e)	compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

(f)	the Company has received the consideration provided for in the applicable Debt

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August 20, 2010

Securities Authorizing Resolutions.
     4. The Guarantees will be validly issued and constitute the legal, valid and binding obligations of the Company, to the extent that Nevada law governs such issues, when:
(a)	The Trust Preferred Securities underlying the Guarantee have been duly and validly created, executed, issued and delivered by the applicable trust and trustee thereof as contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors and trustee;

(b)	the Guarantees are established in accordance with the applicable Guarantee Agreement and the Guarantees and applicable Guarantee Agreement are specifically authorized by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Guarantee Authorizing Resolutions”) approving the terms and conditions of the Guarantees and Guarantee Agreement;

(c)	the PUCN has duly and validly issued appropriate orders authorizing the issuance of the Guarantees;

(c)	the Guarantees are issued and delivered in accordance with (i) the applicable Guarantee Agreement; (ii) the Company’s Restated Articles of Incorporation and Bylaws, (iii) the Guarantee Authorizing Resolutions, (iv) appropriate orders issued by the PUCN, and (v) the Registration Statement;

(d)	compliance with all applicable laws, rules, regulation governing the Trust Preferred Securities and Guarantees, any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or applicable trust, the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

(e)	the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.
Our advice set forth in paragraphs 2, 3 and 4 is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect

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August 20, 2010

relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.
     We offer no advice and express no opinion as to any provision contained in or otherwise made a part of the securities described herein (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) defenses or any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition. We offer no opinion as to any security into which any G&R Debt Securities or Debt Securities may be convertible.
     The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any federal or state securities laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.
     We hereby consent:
     1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;
     2. To the statements with reference to our firm made in the Registration Statement of the Company on Form S-3; and
     3. To the filing of this opinion as an exhibit to the Registration Statement.

Nevada Power Company
August 20, 2010

     In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The law firm of Choate, Hall & Stewart LLP may rely on this opinion in connection with the opinion to be rendered by them in connection with the Registration Statement.

Sincerely yours, WOODBURN and WEDGE
By:	/s/ Gregg P. Barnard
Gregg P. Barnard